600 Hale Street, Prides Crossing, MA 01965  |  +1 617 747 3300  |  www.amg.com
Exhibit 10.1
February 10, 2026
PERSONAL & CONFIDENTIAL
Thomas M. Wojcik
Dear Tom:
I am writing this letter to confirm your agreement to the terms of your separation from
Affiliated Managers Group, Inc. (“AMG”).  As we have discussed, AMG will provide you with the consideration described in this Agreement in exchange for the promises contained in this
Agreement (including the annexes hereto, the “Agreement”).
1.Departure Date.  You and AMG have mutually agreed that your employment with
AMG will end as of March 6, 2026 (the “Departure Date”).  As of the Departure Date, you will resign from all positions you hold as an officer, director or otherwise with respect to AMG or any of its subsidiaries, affiliated entities or joint ventures (together, “Affiliates”).
2.Compensation, Benefits, and Incentive Awards
(a)AMG will:
i.Continue to pay you your base salary, at the annual rate of $500,000 (your
“Base Salary”), through the Departure Date.
ii.Continue to employ you from the date hereof through the Departure Date
(the “Transition Period”), during which time you will work to complete the transition of your job responsibilities, as instructed by your manager.
iii.Continue in full force and effect during the Transition Period all employee benefits generally available to all AMG employees.
(b)In consideration of your timely execution of this Agreement in accordance with
Section 3(d) (i.e., within three (3) business days of the date of this Agreement), AMG will pay you a lump sum cash payment in the total gross amount of $300,000 (the “First Separation
Payment”), to be paid no later than March 15, 2026.  For the avoidance of doubt, the First
Separation Payment will be considered supplemental wages for income tax withholding purposes and, as noted in Section 2(g) below, appropriate deductions will be applied at the time of the payment.
2
(c)In consideration of your timely execution of the Supplemental Release of Claims, attached hereto as Annex A (the “Supplemental Release”) (i.e., within twenty-one (21) days of the date of this Agreement) and non-revocation of the Supplemental Release (i.e., you do not revoke within seven (7) days of the date you execute the Supplemental Release) in accordance with its terms, as well as your ongoing transition of your job responsibilities during the
Transition Period and continued compliance with AMG policies:
i.AMG will pay you a lump sum cash payment in the total gross amount of
$4,300,000 (the “Second Separation Payment”), to be paid no later than March 15, 2026 in recognition of potential incentive compensation for the 2025 performance year that may have been paid to you.  For the avoidance of doubt, the Second Separation Payment will be considered supplemental wages for income tax withholding purposes and, as noted in Section 2(g) below, appropriate deductions will be applied at the time of the payment.
ii.As to any equity awards (the “Awards”) you have previously been granted under the award agreements and/or plan documents signed and/or acknowledged by you in connection with the grants of the Awards (collectively, the “Award Agreements”)
which remain outstanding, you will continue to vest in such Awards through and including the Departure Date in accordance with the applicable terms of the Award
Agreements and the AMG 2020 Equity Incentive Plan (collectively, the “Equity Award
Documentation”), including but not limited to those certain Awards scheduled to vest on
March 5, 2026.  Notwithstanding any provision of the Equity Award Documentation to the contrary, (A) you and AMG acknowledge and agree that your termination of employment is a mutually agreed separation, and shall not be deemed a termination by
AMG without Cause or by you for Good Reason (as each such term is defined and further set forth in the Confidentiality Agreement (as defined below) and/or Award Agreements, as applicable) for purposes of any of the Awards, the Confidentiality Agreement (as
defined below), or otherwise, including with respect to any prorated vesting under any
Awards; and (B) you acknowledge and agree that each of your Awards shall, to the extent not vested as of the Departure Date, be immediately forfeited, cancelled and terminated as of the close of business on the Departure Date and be of no further force or effect, without any consideration being paid therefor.  For the avoidance of doubt, any options in which you are vested shall remain exercisable for a period of ninety (90) days from the
Departure Date in accordance with the terms of such option awards, and shall thereafter be terminated (to the extent not so exercised).  Notwithstanding anything to the contrary,
(i) you agree that, on or prior to the Departure Date, you will not, without the prior written consent of AMG, directly or indirectly: (a) offer, sell, pledge, or otherwise dispose of any shares of AMG stock, other than your Permitted Sale Amount (as defined in the AMG Equity Holding Policy) in connection with your March 5, 2026 vesting event; (b) enter into any swap or other arrangement that transfers any of the economic consequences of ownership; or (c) engage in any short sale or hedging transaction, (ii)
you shall remain subject at all times to the Insider Trading Policy and Procedures through the Departure Date, and, for ninety (90) days following the Departure Date, you shall continue to be subject to the requirements and restrictions set forth in such policy, and
3
(iii) you shall remain subject to the existing required holding period with respect to your
AMG shares delivered pursuant to your stock option agreement dated as of August 15,
2019 (the “Stock Option Agreement”).
(d)In consideration of your timely re-execution of the Supplemental Release (i.e., within twenty-one (21) days following the Departure Date) and non-revocation of the
Supplemental Release (i.e., you do not revoke within seven (7) days following your re-execution of the Supplemental Release) in accordance with its terms, and subject to your satisfactory completion of the transition of your job responsibilities during the Transition Period (as reasonably determined by AMG), as well as your continued compliance with AMG policies,
AMG will pay you a lump sum cash payment in the total gross amount of $425,000 (the “Third
Separation Payment”), to be paid no later than April 15, 2026.  For the avoidance of doubt, the
Third Separation Payment will be considered supplemental wages for income tax withholding purposes and, as noted in Section 2(g) below, appropriate deductions will be applied at the time of the payment.
(e)Subject to your timely execution of this Agreement, your timely execution and re-
execution and, in each case, non-revocation of the Supplemental Release, your satisfactory completion of the transition of your job responsibilities during the Transition Period (as reasonably determined by AMG), as well as your continued compliance with AMG policies,
AMG will pay you a “Contractual Payment” (as set forth on Annex B) provided that (x) you timely certify, on or within fourteen (14) days prior to the “Certification Due Date” (as specified on Annex B), that (I) you are not, and have not since your Departure Date, engaged in any
Competitive Activity (as defined in Annex C) without AMG’s advance written approval (which approval AMG may give in its sole discretion), (II) you have not, since your Departure Date, violated your non-disparagement obligations, and (III) you have otherwise complied with the terms and conditions of this Agreement and each other continuing obligation you have to AMG and its subsidiaries and Affiliates (as defined herein), including, without limitation, those set forth in the Employee Confidentiality and Non-Competition Agreement and other
Confidentiality Agreements between you and AMG (collectively, and including any supplemental terms thereto, the “Confidentiality Agreement”), as well as the Award Agreements and (y) AMG makes a good faith determination (in its sole discretion) that you have complied with the foregoing obligations, provided that AMG shall first provide you with prompt written notice via email and overnight delivery service to you at the address listed in this Agreement or such other subsequent address as you may provide to AMG, and a reasonable opportunity to be heard (and your opportunity to be represented by counsel if you so choose) prior to making an adverse determination.  Such certification shall be in the form attached as Annex C (or such form of certification that may subsequently be provided by AMG) (a “Certification and General
Release of Claims”).  The Contractual Payment for which you become eligible in accordance with the foregoing shall be payable as set forth on Annex B.  For the avoidance of doubt, (A) the
Contractual Payment will be considered supplemental wages for income tax withholding purposes and, as noted in Section 2(g) below, appropriate tax deductions will be applied at the time of the payment, and (B) your inability to provide the foregoing Certification and General
Release of Claims in a timely manner in any period prior to the Certification Due Date (whether due to your engagement in a Competitive Activity, your violation of your non-disparagement
4
obligations, your non-compliance with your continuing obligations to AMG and its subsidiaries and Affiliates, or otherwise) shall render you ineligible for the Contractual Payment provided for herein.
(f)In the event that you fail at any time to meet any of your obligations under this
Agreement or otherwise violate an AMG policy, following a good faith determination by AMG
(provided that with respect to any determination as to Section 2(e), AMG shall first provide you with prompt written notice via email and overnight delivery service to you at the address listed in this Agreement or such other subsequent address as you may provide to AMG, and a reasonable opportunity to be heard (and your opportunity to be represented by counsel if you so choose)
prior to making an adverse determination), you will have no entitlement to the value, benefits or payments in Sections 2(b), (c), (d) or (e) above, including no right to continued payments of Base
Salary or vesting of Awards during the Transition Period, the First Separation Payment, the
Second Separation Payment, the Third Separation Payment or the Contractual Payment, and you
will be responsible for surrendering any value, benefits or payments that you received under
Sections 2(b), (c), (d) and (e) above (including the First Separation Payment, the Second
Separation Payment, the Third Separation Payment and the Contractual Payment), except as otherwise provided by applicable law.  In addition, AMG may avail itself of all other remedies or claims in law or equity relating to any breach of your obligations, and shall be entitled to an award of reasonable attorneys’ fees incurred in securing any of the foregoing remedies.  Any failure by you to meet your obligations under this Agreement shall not affect the validity of your release of claims in Section 3 of this Agreement, the release of claims in the Supplemental
Release or any Certification and General Release of Claims, and shall not relieve you of your obligations under this Agreement or under any other agreement between you and AMG (or any subsidiary or parent thereof).
(g)AMG shall reduce payments made to you under this Agreement by deductions and withholdings that it determines to be required by law and all other lawful deductions authorized by you, and AMG shall make such tax-related reporting that it determines to be required with respect to any payments under this Agreement.
(h)You acknowledge and agree that the payments and benefits provided under
Section 2(a) are in complete satisfaction of any and all compensation, benefits and payments due to you from AMG, whether for services provided to AMG or any of its Affiliates or otherwise through the date your employment with AMG terminates, and that no further compensation, benefits or payments are owed or will be paid to you by AMG or any related entity, other than any continued payments of Base Salary during the Transition Period, the First Separation
Payment, the Second Separation Payment, the Third Separation Payment or Contractual Payment
for which you become eligible, subject to the terms hereof.
3.General Release of Claims
(a)You, on your own behalf and that of your heirs, executors, administrators, beneficiaries, personal representatives and assigns, and all others connected with or claiming through you, hereby agree that this Agreement shall be in complete and final settlement of any
5
and all actions, causes of action, rights and claims, charges, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of every kind whatsoever, in law or in equity, whether known or unknown (collectively, “Claims”)
that you have had in the past, now have, or might now have, (i) arising from the beginning of time through the date upon which you execute this Agreement, in any way related to, connected with, or arising out of, your employment or your other associations with AMG or any of the
Releasees (as defined below), or pursuant to Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the fair employment practices laws and statutes of any state or states in which you have provided services to AMG or any of its Affiliates (each as amended from time to time), including, but not limited to, the Massachusetts Fair Employment Practices Act, the Massachusetts Wage Act, the
Connecticut Family and Medical Leave Act, the Connecticut Whistleblower Law, the
Connecticut Free Speech Law, the Connecticut Fair Employment Practices Act, Connecticut’s
minimum wage and wage payment laws, the anti-retaliation provision of the Connecticut
Workers’ Compensation Act, the New York State Human Rights Law, the New York City
Human Rights Law, the New York Labor Law, the New York State Worker Adjustment and
Retraining Notification Act, the New York Civil Rights Law, Section 125 of the New York
Workers’ Compensation Law, and/or any other federal, state or local law, regulation or other requirement, in each case, that may be legally waived and released, or (ii) in any way related to, connected with, or arising out of, the termination of your employment or other association with
AMG or any of the Releasees or any policy, agreement, understanding or promise, written or oral, formal or informal, between AMG or any of the Releasees and you, and you hereby release and forever discharge AMG and its Affiliates and all of their respective past, present and future directors, shareholders, officers, members, managers, general and limited partners, employees, employee benefit plans, administrators, trustees, agents, representatives, predecessors, successors and assigns, and all others connected with any of them, both individually and in their official capacities (collectively, the “Releasees”), from any and all such Claims; provided, however, that notwithstanding the foregoing, nothing contained in this Section 3(a) shall in any way diminish or impair:  (A) any Claims you may have that cannot be waived under applicable law, (B) rights under this Agreement, (C) any rights you may have to vested benefits under employee benefit plans, or (D) any claim for indemnification or contribution to which you may be entitled as a current or former officer of AMG, whether by contract, insurance policy, or under applicable law or the by-laws of AMG.
(b)This Agreement, including the general release of claims set forth in this Section 3, creates legally binding obligations, and AMG therefore advises you to consult an attorney before signing this Agreement.  You acknowledge and agree that, in executing this Agreement, (i) you are receiving benefits and payments to which you would not otherwise be entitled unless you sign this Agreement, (ii) you have carefully read and fully understand all of the provisions of this
Agreement, and (iii) you have the full power, capacity and authority to enter into this Agreement.
(c)In signing this Agreement, you further give AMG assurance that (i) you signed it freely, knowingly and voluntarily and with a full understanding of its terms, (ii) you have had sufficient opportunity before executing this Agreement to consider its terms (including, without limitation, the general release of claims in this Section 3) and to consult with an attorney of your
6
choosing, if you wished to do so, (iii) you have not relied on any promises or representations, express or implied, by any representative or agent of AMG or any person or entity referenced herein, including the Releasees, concerning the meaning of any aspect of this Agreement that are not set forth expressly in this Agreement, and (iv) you have not engaged in conduct constituting
Cause (as such term is defined and further set forth in the Confidentiality Agreement and/or
Award Agreements, as applicable).
(d)You have three (3) business days from the date you receive this Agreement to execute and return this Agreement.  However, you may execute and return this Agreement sooner if you wish.  This Agreement shall become effective and enforceable on the date that you sign it.  If you violate any of the provisions of this Agreement, including confidentiality, or if you do not timely sign this Agreement, this Agreement, including AMG’s offer of the payment set forth in Section 2(b) and the release of claims in Section 3(a), will be of no force or effect, and AMG’s offer of payment and benefits, as set forth in Sections 2(c), (d) and (e), shall be null and void.
4.Cooperation
(a)You agree to assist and cooperate at all times with AMG (and, as requested by
AMG, its Affiliates) by responding to requests for information and assistance concerning any matters related to your responsibilities during your employment.
(b)Similarly, and subject to Section 5 below, for all times, you shall cooperate fully with AMG and its Affiliates in the defense or prosecution of any claims or actions which may be pending or which may be brought in the future against or on behalf of AMG or its Affiliates that relate to events or occurrences during your employment with AMG (without unreasonably interfering with any of your then-current professional commitments).  Your obligations shall include providing truthful information or testimony when requested by AMG or its Affiliates without the necessity of a subpoena and providing information to AMG or its Affiliates or their counsel when requested.
(c)You shall return any and all “Property” to AMG promptly following any such request by AMG.  You further agree that, as of the Departure Date, you will remove any indication on your LinkedIn profile and other social media profiles that you are currently employed by AMG.  “Property” means all documents, records, materials, information, software, equipment, keys, access cards, credit cards, identifications, and other physical and electronic property of AMG or any of its Affiliates, including any such documents or other materials which contain Confidential Information (as defined below), and all copies of any of these, that have come into your possession or have been produced by you in connection with your employment.
To the extent you have any of the foregoing Property of AMG in electronic form (for example, in your personal cloud storage or email account or on a personal computer), you shall identify such documents to AMG, deliver identical copies of such documents to AMG (if AMG so requests), and follow AMG’s instructions regarding the permanent deletion or retention of such documents.
To the extent that you identify prior to your Departure Date any contacts or files stored on AMG
7
Property which AMG agrees are entirely personal in nature, AMG will work reasonably with you to provide copies of, or otherwise transfer, such personal contacts or files to you.
(d)Further, you hereby resign, effective as of the Departure Date (or such earlier date as AMG requests), (i) from any committees or boards on which you serve at AMG and (ii) as an officer and/or member of the board of any Affiliates of AMG.  You agree in each case to execute all further documents to affect your resignation from any such positions held.
5.Confidential Information
(a)Subject to Sections 5(c) and (d), you agree to maintain the strictest confidentiality of the existence and terms of this Agreement and all communications and negotiations leading to this Agreement, except that you may disclose such matters to your spouse, attorney, and accountant, provided that you inform them that the terms of this Agreement are confidential.
(b)You hereby re-affirm any and all confidentiality obligations, including, without limitation, those set forth in the Confidentiality Agreement, as well as those set forth in the
Award Agreements.  Specifically, and without limitation (other than as set forth in Sections 5(c)
and (d)), you shall at all times keep in confidence and trust all Confidential Information and shall not reveal Confidential Information or otherwise use Confidential Information, except in connection with your work for AMG.  “Confidential Information” means any and all information concerning AMG and its Affiliates that is not generally known or available to the public (other than as a result of your own disclosure), including, but not limited to, AMG’s or any Affiliates’
current or proposed businesses, technologies, business relationships, clients, personnel, processes, operations, physical properties, strategies, plans, methods, investments, investment recommendations, investment processes, investment methodologies, products, confidential records, manuals, data, client and contact lists, trade secrets, or financial, corporate, sales, marketing or personnel affairs, which AMG or such Affiliate has not released to the general public, and all memoranda, notes, papers, items, tangible media, electronic files and communications related thereto, as well as all other information relating to your employment with AMG.
(c)Notwithstanding anything to the contrary, pursuant to 18 U.S.C. § 1833(b), you understand that you will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret of AMG that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed under seal in a lawsuit or other proceeding.  You understand that if you file a lawsuit for retaliation by AMG for reporting a suspected violation of law, you may disclose the trade secret to your attorney and use the trade secret under seal.  Nothing in this
Agreement, or any other agreement that you have with AMG, is intended to conflict with 18
U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.  Notwithstanding this immunity from liability, you may be held liable if you unlawfully access trade secrets by unauthorized means.
8
(d)Notwithstanding anything to the contrary, including the preceding paragraphs in this Section 5, you understand that nothing in this Agreement or any other agreement between
AMG and you is intended to or shall prohibit or restrict you from (i) voluntarily communicating with an attorney retained by you, (ii) voluntarily communicating with or otherwise cooperating with any governmental or law enforcement agency or other authority in any investigation or other governmental or regulatory process, or from providing Confidential Information or making any other communications to any federal, state, or local regulatory authority or governmental agency or self-regulatory organization, including, but not limited to, reporting pursuant to the
“whistleblower rules” promulgated by the Securities and Exchange Commission (including the
Securities Exchange Act Rules 21F-1, et seq. or any other whistleblower provisions of any federal, state, or local law or regulation) or otherwise communicating with the Equal
Employment Opportunity Commission, or any state or local commission on human rights, or self-regulatory organization, in each case, regarding possible violations of law, (iii) disclosing information subject to the attorney-client privilege only to the extent permitted by 17 CFR
205.3(d)(2), applicable state attorney conduct rules, or other applicable law, rule, or regulation,
(iv) recovering an award for providing information pursuant to the whistleblower provisions of any applicable law or regulation to the Securities and Exchange Commission or any other governmental entity, including as provided under Section 21F of the Securities Exchange Act of
1934, (v) disclosing any Confidential Information to a court or other administrative or legislative body in response to a subpoena, court order, or written request, provided that you first promptly notify and provide AMG with the opportunity to seek, and join in its efforts at the sole expense of AMG, to challenge the subpoena or obtain a protective order limiting its disclosure, or other appropriate remedy, or (vi) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which you are entitled.  Other than with respect to
(v), you do not need to provide prior notice to or obtain the prior authorization of AMG to make any such communications or disclosures nor are you required to notify AMG that you have made such communications or disclosures.
6.Non-disparagement.  You hereby re-affirm any and all non-disparagement obligations you owe to AMG, including, without limitation, those set forth in the Confidentiality
Agreement, as well as those set forth in the Award Agreements.  Subject to Sections 5(c) and (d),
you agree that you shall not make or induce anyone else to make any false, disparaging, derogatory, damaging and/or critical statements to any person or entity, including, without limitation, any media outlet (including, but not limited to, any internet-based chat rooms, message boards, blogs and/or web pages), industry groups, financial institutions, current or former employees, affiliates, consultants, clients or customers of AMG or its Affiliates regarding
AMG or its Affiliates or any of its or their partners, directors, officers, employees, agents or representatives, or about AMG or its Affiliates’ business affairs, services, products, activities and/or financial condition.  You further agree that, in addition to the foregoing and subject to the terms of this Agreement, you shall not take any other action or induce anyone else to take any action that could have a disparaging effect on the business interests, reputation, or goodwill of
AMG or its Affiliates or any of its or their officers, employees, directors, partners, clients, affiliates, or business practices, it being understood that a determination of whether your actions have had any such disparaging effect shall be at the sole discretion of AMG.
9
7.Non-competition and Non-solicitation
(a)Any and all existing non-competition and non-solicitation obligations, including, without limitation, those set forth in the Confidentiality Agreement and the Award Agreements,
are incorporated by reference as if fully set forth anew herein; provided, however, that the non-
competition restriction set forth in the Confidentiality Agreement and in Section 7(a) of the
Award Agreements (or Section 5(a), in the case of the Stock Option Agreement) shall only apply until close of business on January 31, 2027.  This provision in no way modifies or otherwise affects the substance or duration of any other restrictive covenants set forth in the Award
Agreements or Confidentiality Agreement, including your client non-solicitation obligation and employee non-solicitation obligation, which will remain unchanged and expire at close of business on March 6, 2027 and March 6, 2028, respectively.  You acknowledge and agree that all such obligations shall apply and remain in full force and effect and shall survive the execution, delivery, and performance of this Agreement.
(b)You shall notify the General Counsel of AMG prior to undertaking any commitments, including, without limitation, business investments, board appointments and non-
profit service or political or governmental activities, which might potentially interfere with your ability to fulfill your continuing obligations under Sections 4, 5, 6 or 7(a) of this Agreement or which might reasonably be expected to have some effect on the public or investor relations positioning of AMG or its Affiliates.
(c)You acknowledge and agree that any Certification and General Release of Claims contains a certification of continuing compliance with preconditions to receipt of the Contractual
Payment.
(d)You acknowledge and agree that you are not, through execution of a Certification and General Release of Claims, agreeing to non-competition obligations, but are, instead, truthfully and voluntarily certifying compliance with the terms and conditions expressly set forth in this Agreement in order to receive the Contractual Payment.
8.Other Terms
(a)The performance by AMG of its commitment to provide all of the consideration to you hereunder and your right to receive and retain the same shall be expressly conditioned on your fulfillment of all of your obligations and conditions in this Agreement.
(b)Nothing in this Agreement shall be deemed to constitute an admission of wrongdoing by you, or by AMG or its Affiliates, or their respective directors, shareholders, officers, members, managers, general and limited partners, or employees.  Neither this Agreement nor any of its terms may be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this
Agreement.
10
(c)This Agreement, including the Annexes attached hereto (along with the
Confidentiality Agreement and the Award Agreements), is the entire agreement between you and
AMG, and all other previous or contemporaneous agreements, promises, discussions, understandings, representations or warranties between you and AMG, whether written or oral, are superseded, null, and void.  Notwithstanding anything to the contrary and for the avoidance of doubt, as a former AMG executive officer, you shall remain subject at all times to the AMG
Clawback Policy, as mandatorily required under federal laws and regulations.
(d)In the event of any dispute, this Agreement shall be construed as a whole, shall be interpreted in accordance with its fair meaning, and shall not be construed strictly for or against either you or AMG.  The laws of the State of Connecticut shall govern any dispute about this
Agreement, including any interpretation or enforcement of this Agreement, without giving effect to any conflict of law principles that would require the laws of any other jurisdiction to apply.  In the event that any provision or portion of a provision of this Agreement is determined to be unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible as if such provision or portion of a provision were not included.  Any action or proceeding arising out of or related to this Agreement shall be brought solely in the state or federal courts of the
State of Connecticut, and the parties hereto irrevocably submit to the exclusive jurisdiction of said courts and waive the defense of forum non conveniens to the bringing of such action or proceeding.  This Agreement may only be modified by a written agreement signed by both parties hereto.
(e)AMG may freely assign this Agreement at any time to any successor in interest.
This Agreement shall inure to the benefit of AMG and its successors and assigns.  You may not assign this Agreement, in whole or in part, and any purported assignment by you shall be null and void from the initial date of such purported assignment.
(f)This Agreement may be executed in counterparts, and each counterpart, when so executed and delivered, shall be deemed to be an original and both counterparts, taken together, shall constitute one and the same Agreement.  A faxed or .pdf-ed signature shall operate the same as an original signature.
(g)The intent of the parties is that payments and benefits under this Agreement comply with section 409A of the Internal Revenue Code (the “Code”) to the extent subject thereto or be exempt therefrom, and, accordingly, to the maximum extent permitted, this
Agreement shall be interpreted and administered to be in compliance therewith.  Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separately identified payment for purposes of section 409A of the Code, and any payments that are due within the “short-term deferral period” as defined in section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  To the extent required to avoid the application of an accelerated or additional tax under section 409A of the
Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following your termination of employment shall instead be paid on the first business day after the date that is six months following your termination of employment (or upon your death, if earlier).  To the extent
11
required to avoid an accelerated or additional tax under section 409A of the Code, amounts reimbursable to you under this Agreement shall be paid to you on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided to you) during any one year may not affect amounts reimbursable or provided in any subsequent year.
[Remainder of page intentionally left blank]
The effective date of this Agreement shall be as described in this Agreement.
Sincerely,
AFFILIATED MANAGERS GROUP, INC.
By:     /s/ Kavita Padiyar
      Name:  Kavita Padiyar
      Title:    General Counsel and Corporate
        Secretary

Accepted and agreed to:
    /s/ Thomas M. Wojcik    2/10/2026
Thomas M. Wojcik Date
ANNEX A
SUPPLEMENTAL RELEASE OF CLAIMS
1.Release
(a)For good and valuable consideration, including Affiliated Managers
Group, Inc. (“AMG”) providing certain benefits to you in accordance with Sections 2(c)
or (d), as applicable, of the separation letter agreement by and between AMG and you, dated February 10, 2026 (the “Agreement”), you, on your own behalf and that of your heirs, executors, administrators, beneficiaries, personal representatives and assigns, and all others connected with or claiming through you, hereby agree that this Agreement shall be in complete and final settlement of any and all actions, causes of action, rights and claims, charges, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of every kind whatsoever, in law or in equity, whether known or unknown (collectively, “Claims”) that you have had in the past, now have, or might now have, (i) arising from the beginning of time through the date upon which you execute or re-execute this Supplemental Release
(as applicable), in any way related to, connected with, or arising out of, your employment or your other associations with AMG or any of the Releasees (as defined below), or pursuant to Title VII of the Civil Rights Act, the Age Discrimination in Employment Act,
as amended by the Older Workers Benefit Protection Act (the “ADEA”), the Americans
with Disabilities Act, the Employee Retirement Income Security Act of 1974, the fair employment practices laws and statutes of any state or states in which you have provided services to AMG or any of its Affiliates (each as amended from time to time), including, but not limited to, the Massachusetts Fair Employment Practices Act, the Massachusetts
Wage Act, the Connecticut Family and Medical Leave Act, the Connecticut
Whistleblower Law, the Connecticut Free Speech Law, the Connecticut Fair Employment
Practices Act, Connecticut’s minimum wage and wage payment laws, the anti-retaliation provision of the Connecticut Workers’ Compensation Act, the New York State Human
Rights Law, the New York City Human Rights Law, the New York Labor Law, the New
York State Worker Adjustment and Retraining Notification Act, the New York Civil
Rights Law, Section 125 of the New York Workers’ Compensation Law, and/or any
other federal, state or local law, regulation or other requirement, in each case, that may be legally waived and released, or (ii) in any way related to, connected with, or arising out of, the termination of your employment or other association with AMG or any of the
Releasees or any policy, agreement, understanding or promise, written or oral, formal or informal, between AMG or any of the Releasees and you, and you hereby release and forever discharge AMG and its Affiliates and all of their respective past, present and future directors, shareholders, officers, members, managers, general and limited partners, employees, employee benefit plans, administrators, trustees, agents, representatives, predecessors, successors and assigns, and all others connected with any of them, both individually and in their official capacities (collectively, the “Releasees”), from any and all such Claims; provided, however, that notwithstanding the foregoing, nothing contained in this Section 1 shall in any way diminish or impair:  (A) any Claims you may
2
have that cannot be waived under applicable law, (B) rights under this Agreement, or (C)
any rights you may have to vested benefits under employee benefit plans.
(b)You acknowledge and agree that AMG and the Releasees have fully satisfied any and all obligations owed to you arising out of or relating to your employment with AMG or any of the Releasees, and no further sums, payments or benefits are owed to you by AMG or any of the Releasees arising out of or relating to your employment with AMG or any of the Releasees, except as expressly provided in this
Supplemental Release of Claims (the “Supplemental Release”) or the Agreement.
2.Knowing and Voluntary Agreement
(a)This Supplemental Release, including the general release of claims set forth in Section 1, creates legally binding obligations, and AMG therefore advises you to consult an attorney before signing and re-signing this Supplemental Release.  You acknowledge and agree that, in executing and re-executing this Supplemental Release, (i)
you are receiving benefits and payments to which you would not otherwise be entitled unless you sign and re-sign this Supplemental Release, (ii) you have carefully read and fully understand all of the provisions of this Supplemental Release, (iii) the release provided herein applies to any rights or claims you may have against AMG or any of the
Releasees, including any rights or claims pursuant to the ADEA, and (iv) you have the full power, capacity and authority to enter into this Supplemental Release.
(b)In signing and re-signing this Supplemental Release, you further give
AMG assurance that (i) you signed and re-signed it freely, knowingly and voluntarily and with a full understanding of its terms, (ii) you have had sufficient opportunity of not less than twenty-one (21) days before executing and re-executing (as applicable) this
Supplemental Release to consider its terms (including, without limitation, the general release of claims in this Section 1) and to consult with an attorney of your choosing, if you wished to do so and (iii) you have not relied on any promises or representations, express or implied, by any representative or agent of AMG or any person or entity referenced herein, including the Releasees, concerning the meaning of any aspect of this
Supplemental Release that are not set forth expressly in this Supplemental Release.
3.Review and Revocation Periods
(a)You have twenty-one (21) days after the date you receive this
Supplemental Release or after the Departure Date, as applicable, to execute and return this Supplemental Release.  However, you may execute and return this Supplemental
Release sooner if you wish, but not before February 10, 2026, or the Departure Date, as applicable.  In the event that you execute or re-execute and return this Agreement within less than twenty-one (21) days, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider it for the entire applicable twenty-
one (21) day period.  You agree that changes to this Supplemental Release, whether
3
material or immaterial, will not restart the running of the applicable twenty-one (21) day period.
(b)For a period of seven (7) days from the date you execute or re-execute this
Supplemental Release (as applicable), you may revoke your execution or re-execution of the Supplemental Release (as applicable) by delivering written notice by email or by priority express delivery to the General Counsel of Affiliated Managers Group, Inc., 600
Hale Street, Prides Crossing MA 01965, before the expiration of each such period.  This
Supplemental Release shall not become effective or enforceable until the expiration of each revocation period.  Absent any such timely revocation, the effective date of each of your executions of the Supplemental Release shall be the calendar day immediately following the seventh (7th) day following the date you execute or re-execute it (as applicable).  Notwithstanding the initial effectiveness of the Agreement, if you violate any of the provisions of this Supplemental Release or the Agreement, including confidentiality, during the consideration and revocation periods, or if you do not timely sign or re-sign this Supplemental Release (as applicable), or if you revoke your execution or re-execution of the Supplemental Release within seven (7) days of the date you sign or re-sign it (as applicable), (i) your execution or re-execution of the Supplemental Release
(as applicable), including AMG’s offer of payment and benefits set forth in Sections 2(c),
(d) or (e) of the Agreement (as applicable), shall be null and void and (ii) your prior release of claims under the Agreement and this Supplemental Release (to the extent applicable) shall remain in full force and effect.
Accepted and agreed to:
_______________________________________________________
Thomas M. Wojcik Date
RE-EXECUTION ON OR AFTER DATE OF TERMINATION OF EMPLOYMENT
Accepted and agreed to:
____________________________  ___________________________
Thomas M. WojcikDate
ANNEX B
CONTRACTUAL PAYMENT SCHEDULE

Contractual Payment	Certification Due Date*	Contractual Payment Due Date
$11,050,000	January 31, 2027	Payment to be made in February 2027
* Certification must be made on or within fourteen (14) days prior to the Certification
Due Date
ANNEX C
FORM OF
CERTIFICATION AND GENERAL RELEASE OF CLAIMS
Certification
I, the undersigned, hereby certify that, as described in the separation letter agreement by and between Affiliated Managers Group, Inc. (“AMG”) and me, dated February 10, 2026 (the
“Agreement”), I am not (and have not since my Departure Date (as defined in the Agreement)), without advance written approval from AMG (in its sole discretion), engaged in (and have not engaged in) any Competitive Activity.
I further certify that I have not since my Departure Date made or induced anyone else to make any false, disparaging, derogatory, damaging and/or critical statements to any person or entity, including without limitation, any media outlet (including, but not limited to, any internet-
based chat rooms, message boards, blogs and/or web pages), industry groups, financial institutions, current or former employees, affiliates, consultants, clients or customers of AMG or its subsidiaries or Affiliates regarding AMG or its subsidiaries or Affiliates or any of its or their partners, directors, officers, employees, agents or representatives, or about AMG or its subsidiaries and/or Affiliates’ business affairs, services, products, activities and/or financial condition.  I further certify that, in addition to the foregoing and subject to the terms herein, I have not taken any other action or induced anyone else to take any action that could have a disparaging effect on the business interests, reputation, or goodwill of AMG or its subsidiaries or
Affiliates or any of its or their officers, employees, directors, partners, clients, affiliates, or business practices.  I understand that a determination, in good faith, of whether my actions have had any such disparaging effect shall be at the sole discretion of AMG, provided that AMG will first provide me with prompt written notice via email and overnight delivery service to me at the address listed in the Agreement or such other subsequent address as I may provide to AMG, and a reasonable opportunity to be heard (and my opportunity to be represented by counsel if I so choose) prior to making an adverse determination.
I further certify my ongoing compliance with my continuing obligations to AMG and its subsidiaries and Affiliates, as set forth in the Agreement, the Confidentiality Agreement (as defined in the Agreement), as well as the Award Agreements (as defined in the Agreement), including without limitation, my non-competition, non-solicitation, and confidentiality obligations.
I further certify that I have notified the General Counsel of AMG prior to undertaking any commitments, including, without limitation, business investments, board appointments and non-
profit service or political or governmental activities, which might potentially interfere with my ability to make this Certification and General Release of Claims or which might reasonably be
2
expected to have some effect on the public or investor relations positioning of AMG or its subsidiaries or Affiliates.

I acknowledge and agree that the terms and conditions set forth in this Certification and
General Release of Claims which govern my eligibility for the Contractual Payment were agreed to and set forth in the Agreement, which was entered into in connection with a separation from employment.  I acknowledge and agree that, through the Agreement, I agreed that providing this
Certification and General Release of Claims is a condition to receipt of the Contractual Payment.
I acknowledge and agree that this Certification and General Release of Claims does not set forth any new non-competition obligations and that, by executing this certification, I am not entering into an agreement containing, or agreeing to be bound by, new non-competition obligations.
The above statements are true and correct to the best of my knowledge.  I understand that a false statement will disqualify me for the Contractual Payment described in the Agreement, and require my return of the Contractual Payment made in reliance on any such false statement (in which case I shall be liable to AMG for any reasonable attorneys’ fees incurred in securing any such repayment).  I also understand that the payment to me of the Contractual Payment is further subject to the good faith determination of AMG (in its sole discretion) that I have complied with the foregoing obligations, provided that AMG will first provide me with prompt written notice via email and overnight delivery service to me at the address listed in the Agreement or such other subsequent address as I may provide to AMG, and a reasonable opportunity to be heard
(and my opportunity to be represented by counsel if I so choose) prior to making an adverse determination.
General Release of Claims
FOR AND IN CONSIDERATION OF the Contractual Payment provided to me in accordance with the Agreement, to which I am not otherwise entitled, I, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, personal representatives and assigns, and all others connected with or claiming through me, release and forever discharge
AMG and its subsidiaries and Affiliates and all of their respective past, present and future directors, shareholders, officers, members, managers, general and limited partners, employees, employee benefit plans, administrators, trustees, agents, representatives, predecessors, successors and assigns, and all others connected with any of them (the “Released Parties”), both individually and in their official capacities, from any and all claims, whether known or unknown, liquidated or unliquidated, that I now have or may ever have had against the Released Parties arising from or related to any act, omission, or thing occurring or existing at any time on or prior to the date that I execute this Certification and General Release of Claims; provided, however, that notwithstanding the foregoing, nothing contained in this paragraph shall in any way diminish or impair any claim for indemnification or contribution to which you may be entitled as a current or former officer of AMG, whether by contract, insurance policy, or under applicable law or the by-laws of AMG.  I acknowledge that my eligibility for the Contractual Payment described in the
Agreement is contingent on (i) my truthfully signing and returning this Certification and General
Release of Claims to AMG in a timely manner, (ii) my meeting in full all of my continuing obligations to AMG and its subsidiaries and Affiliates, as set forth in the Agreement, including,
3
without limitation, with respect to my continuing non-competition, non-solicitation, non-
disparagement, and confidentiality obligations, and (iii) the good faith determination of AMG (in its sole discretion) that I have complied with the foregoing obligations, provided that AMG will first provide me with prompt written notice via email and overnight delivery service to me at the address listed in the Agreement or such other subsequent address as I may provide to AMG, and a reasonable opportunity to be heard (and my opportunity to be represented by counsel if I so choose) prior to making an adverse determination.
Definitions
For purposes of this Certification and General Release of Claims (i.e., Annex C):
“Affiliate” shall mean (for purposes of the “Competitive Activity” definition and its corresponding definitions herein), with respect to any Person (herein the “first party”), any other
Person that directly or indirectly controls, or is controlled by, or is under common control with, such first party.  The term “control” as used herein (including the terms “controlled by” and
“under common control with”) means the possession, directly or indirectly, of the power to (i)
vote or dispose of, or direct the voting or disposition of, twenty-five percent (25%) or more of the outstanding voting securities of such Person, or (ii) otherwise direct the management or policies (or exercise approval rights over certain fundamental matters) of such Person by contract or otherwise.
“Client” shall mean all Past Clients, Present Clients and Potential Clients, subject to the following general rules:
(i) with respect to each Client, the term “Client” shall also include any Persons who are
Affiliates of such Client and, to the extent known by me to have such connection with such
Client (and I shall be deemed to have such knowledge if I would reasonably have been expected to have such knowledge in the ordinary course of my duties while I was employed by AMG and its subsidiaries and Affiliates), directors, officers or employees of such Client or any such subsidiaries or Affiliates thereof, or Persons who are members of the immediate family of such
Client or any of the other foregoing Persons or Affiliates of any of them;
(ii) with respect to any Present Client or Past Client (as applicable) that is a Fund, the term “Client” shall also include (x) the sponsor of such Client, and any other Fund sponsored by such Person or its Affiliates, and (y) any investor in such Client (provided that, except to the extent I had knowledge of the identity of an investor therein while I was employed by AMG and its subsidiaries and Affiliates (and I shall be deemed to have had such knowledge if I would reasonably have been expected to have had such knowledge in the ordinary course of my duties while I was employed by AMG and its subsidiaries and Affiliates), in the case of any Fund, an investor therein shall not be deemed a Present Client or Past Client (as applicable) hereunder);
(iii) with respect to any Client that is a trust or similar entity, the term “Client” shall include the settlor and, to the extent such beneficiary is known to me to be such a beneficiary
(and I shall be deemed to have had such knowledge if I would reasonably have been expected to have had such knowledge in the ordinary course of my duties while I was employed by AMG
4
and its subsidiaries and Affiliates), any Person who is a beneficiary of such Client and the
Affiliates and immediate family members of any such Persons;
(iv) with respect to so-called “wrap programs,” “SMA programs” or similar programs, the term “Client” shall include (x) the sponsor of such program, and (y) the underlying participants in such program (provided that, except to the extent I had knowledge of the identity of a participant therein while I was employed by AMG and its subsidiaries and Affiliates (and I shall be deemed to have had such knowledge if I would reasonably have been expected to have had such knowledge in the ordinary course of my duties while I was employed by AMG and its subsidiaries and Affiliates), a participant therein shall not be deemed a Present Client or Past
Client (as applicable) hereunder); and
(v) with respect to each Client, the term “Client” shall also include any Persons who (x)
in U.S. retail markets, serve as intermediaries, including, but not limited to, broker-dealers and financial advisers and, (y) in all other markets, serve as an intermediary with discretion as to whether or not to make Affiliate products available to their underlying clients.
“Competing Business” shall mean a business or a division of a business, conducted anywhere in the world, that (i) provides Investment Management Services and/or that markets or distributes Investment Management Services or investment products of any type (including, without limitation, asset management companies, broker-dealers, hedge fund managers and private equity firms) and/or (ii) invests in or acquires boutique or specialist investment managers or advisers, or has adopted a strategy or developed a business plan to invest in or acquire multiple boutique or specialist investment managers or advisers.
“Competitive Activity” shall mean (i) directly or indirectly, whether as owner, partner, shareholder, member, consultant, agent, employee, co-venturer or otherwise, engaging in a capacity that is the same, similar, or in any way related to the capacity in which I was employed by AMG or any of its subsidiaries or Affiliates at any time during my employment with AMG or any of its subsidiaries or Affiliates) with any Competing Business (provided, however, that (A)
acting as an agent for a Competing Business in the course of my employment for a business which is not a Competing Business shall not constitute “Competitive Activity” for purposes of this Certification and General Release of Claims, and (B) I may own up to five percent (5%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a
Competing Business (together with the holdings of my Affiliates and members of my immediate family and their Affiliates)); (ii) directly or indirectly taking any action to negotiate or discuss with any person or entity or solicit or entertain from any person or entity, any investment, purchase, proposal, offer or indication of interest regarding (A) any investment in any entity in which AMG or any of its subsidiaries or Affiliates holds any securities or other investment interests or (B) any investment in any other entity with whom AMG or any of its subsidiaries or
Affiliates is or was discussing or negotiating any possible investment therein at any time during the one (1) year preceding the termination of my employment; (iii) directly or indirectly, employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with AMG and its subsidiaries or Affiliates; or (iv) directly or indirectly, whether as owner, partner, shareholder, member, consultant, agent, employee, co-
5
venturer or otherwise (A) providing Investment Management Services to any Person that is a
Client (which includes Past Clients, Present Clients and Potential Clients), (B) soliciting or inducing (whether directly or indirectly) any Person for the purpose (which need not be the sole or primary purpose) of (I) causing any funds or accounts with respect to which AMG or any of its subsidiaries or Affiliates provides Investment Management Services to be withdrawn from such management or other services, or (II) causing any Client (including any Potential Client)
not to engage AMG or any of its subsidiaries or Affiliates to provide Investment Management
Services for any additional funds or accounts (or otherwise attempting to cause any of the foregoing to occur), (C) diverting or taking away (or seeking to divert or take away) any funds or investment accounts with respect to which AMG or any subsidiary or Affiliate thereof provides
Investment Management Services, or (D) contacting or communicating with, whether directly or indirectly, any Past Clients, Present Clients or Potential Clients in connection with providing
Investment Management Services to such Persons; provided, however, that clause (iv) hereof shall not be applicable to Clients (including Potential Clients) who are also my immediate family members.
“Fund” shall mean any collective investment vehicle (whether open-ended or closed-
ended), including, without limitation, an investment company (whether or not registered under the Investment Company Act of 1940, as amended), a general or limited partnership, a trust or a commingled fund, in any such case organized (or otherwise formed) in any jurisdiction.
“Investment Management Services” shall mean any services which involve: (i) the management of an investment account or Fund (or portions thereof or a group of investment accounts or Funds); (ii) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds); or (iii) otherwise acting as an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, including, without limitation, in each of the foregoing cases, performing activities related or incidental thereto.
“Past Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person (i) who at any time during the two (2) years immediately preceding the termination of my employment had been, directly or indirectly (and including, without limitation, through one or more intermediaries such as a wrap sponsor or as an investor in a Fund for which AMG or any subsidiary or Affiliate thereof acts (or acted) as a sponsor, adviser or sub-adviser or in a similar capacity), an advisee or investment advisory customer or client of, or otherwise a recipient of Investment Management Services from, (x)
AMG or any subsidiary or Affiliate thereof, and/or (y) any owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant (or persons acting in any similar capacity) of AMG or any subsidiary or Affiliate thereof acting on behalf of AMG or any of its subsidiaries or Affiliates, but at such time is not an advisee or investment advisory customer or client of (or otherwise a direct or indirect recipient of Investment Management
Services from) AMG or any subsidiary or Affiliate thereof (or any of the foregoing Persons acting on their behalf), and (ii) with which I (or my applicable department within AMG) had material, direct interaction with and/or with respect to which I had access to proprietary or confidential information.
6
“Person” shall mean any individual, partnership (limited or general), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or other entity.
“Potential Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person (i) to whom (x) AMG or any subsidiary or
Affiliate thereof, and/or (y) any owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant (or persons acting in any similar capacity) of
AMG or any subsidiary or Affiliate thereof, acting on behalf of AMG or any subsidiary or
Affiliate thereof in any such case, has at any time during the one (1) year immediately preceding the termination of my employment offered (whether by means of a personal meeting, telephone call, letter, written proposal or otherwise) to serve as investment adviser or otherwise provide
Investment Management Services, but who is not at such time an advisee or investment advisory customer or client of (or otherwise a direct or indirect recipient of Investment Management
Services from) AMG or any subsidiary or Affiliate thereof (or any of the foregoing Persons acting on their behalf), and (ii) with which I (or my applicable department within AMG) had material, direct interaction with and/or with respect to which I had access to proprietary or confidential information.  The preceding sentence is meant to exclude advertising, if any, through mass media in which the offer, if any, is available to the general public, such as magazines, newspapers and sponsorships of public events.
“Present Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person (i) who is at such time of determination, directly or indirectly (and including, without limitation, through one or more intermediaries such as a wrap sponsor, or as an investor in a Fund for which AMG or any subsidiary or Affiliate thereof acts as a sponsor, adviser or sub-adviser or in a similar capacity), an advisee or investment advisory customer or client of (or otherwise a direct or indirect recipient of Investment
Management Services from) (x) AMG or any subsidiary or Affiliate thereof and/or (y) any owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant (or persons acting in any similar capacity) of AMG or any subsidiary or Affiliate thereof acting on behalf of AMG or any subsidiary or Affiliate thereof, and (ii) with which I (or my applicable department within AMG) had material, direct interaction with and/or with respect to which I had access to proprietary or confidential information.
[Remainder of page intentionally left blank]
7
Intending to be legally bound, I have signed this Certification and General Release of Claims as of the date written below.
Signature: __________________________
Printed Name:  _______________________
Date: